UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On September 28, 2018, an affiliate of Hyatt Hotels Corporation (“Hyatt” or the “Company”) sold the shares of the entity which owns Hyatt Regency Mexico City to an unrelated third party for approximately $405 million (the “Sale”). Under the terms of the Sale, the new owner will complete an extensive renovation of Hyatt Regency Mexico City over the next two years. Additionally, the Sale includes a land parcel adjacent to Hyatt Regency Mexico City, a portion of which will be developed by the owner as Park Hyatt Mexico City, expected to open in 2021. The value attributed to this land parcel is approximately $40 million.

2018 Outlook

As a result of the Sale, as well as (a) the Company’s acquisition of Hyatt Regency Indian Wells from an unrelated third party for $120 million on August 29, 2018, (b) the redemption of the Company’s outstanding 6.875% Senior Notes due in 2019 (refer to the Company’s Current Report on Form 8-K filed on August 8, 2018), and (c) expectations of ongoing business operations through December 31, 2018, primarily a reduction in estimated foreign currency favorability, the Company is revising the following outlook information for the 2018 fiscal year as originally communicated in the Company’s Current Report on Form 8-K filed on July 31, 2018:

(in millions)

	2018 Forecast Range
	Low Case	High Case
Net income attributable to Hyatt Hotels Corporation	$680	$729
Interest expense	77	76
Provision for income taxes	227	218
Depreciation and amortization	327	323

EBITDA	1,311	1,346
Contra revenue	21	21
Costs incurred on behalf of managed and franchised properties, net of revenues
for the reimbursement of costs	50	40
Equity losses from unconsolidated hospitality ventures	15	11
Stock-based compensation expense	32	32
Gains on sales of real estate	(767)	(769)
Asset impairments	21	21
Other (income) loss, net	26	13
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	56	60

Adjusted EBITDA	$765	$775

Effective tax rate	25%	23%
Impact of foreign exchange	$—	$—

The Mexico City and Indian Wells transactions (excluding the value attributed to the Mexico land parcel sale) form part of the Company’s asset recycling program and are unrelated to the Company’s permanent sell-down of real estate assets. No additional disposition or acquisition activity beyond what has been completed as of the date of this filing has been included in the outlook. The Company’s outlook is based on a number of assumptions that are subject to change, many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The information furnished under Item 7.01 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Forward-Looking Statements

Forward-Looking Statements in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s outlook, plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, business trends and expectations, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: October 1, 2018	By:	/s/ Margaret C. Egan
Name: Margaret C. Egan
Title: Executive Vice President, General Counsel and Secretary